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                                                                     EXHIBIT 5.1


                             PILLSBURY WINTHROP LLP
                               2550 Hanover Street
                           Palo Alto, California 94304

                                September 4, 2003


US Dataworks, Inc.
5301 Hollister Road, Suite 250
Houston, Texas  77040

         Re:      Registration Statement on Form SB-2


Ladies and Gentlemen:

         We are acting as counsel for US Dataworks, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form SB-2 relating to the registration under the Securities Act of 1933 (the "Act") of 40,304,184 shares of Common Stock, par value $.0001 per share (the "Common Stock") of the Company, all of which are to be offered and sold by certain shareholders of the Company (the "Selling Shareholders"). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

         We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Shareholders have been duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Nevada.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop LLP